Exhibit 99.1

LM Funding America, Inc. Provides Year-End Business Update;
Reports Successful Repositioning into Bitcoin Mining Strategy

Full-Year 2022 Revenue Increased by 93% and Mined 51 Bitcoins in the Fourth Quarter 2022

Approximately 2,800 Mining Machines Fully Operational Providing the Company with 280 PH/s of Mining Capacity at 2022 Year-End

Reports Working Capital of $8.3 Million and LMFA Stockholders’ Equity of
$49.2 Million ($3.76 per share) as of December 31, 2022

TAMPA, FL, March 31, 2023-- LM Funding America, Inc. (NASDAQ: LMFA) ("LM Funding" or the "Company"), a cryptocurrency mining and technology-based specialty finance company, today provided a business update and reported financial results for the year ended December 31, 2022.

Operational Highlights

•
Approximately 2,800 Bitcoin mining machines in operation as of December 31, 2022.
•
Placed approximately 700 machines in operation in the first quarter 2023.
•
Anticipate an additional approximately 2,300 machines installed by June 30, 2023, to bring total installed capacity to approximately 600 PH/s.

Bruce Rodgers, Chairman and CEO of LM Funding, commented, “In 2021, we made the strategic decision to transform LM Funding into a Bitcoin mining company, and subsequently took measures to reposition the Company. Late in 2021, we placed an order for approximately 5,000 Bitcoin mining machines. As we progressed through 2022, we experienced a period of transition, locating and electrifying some of our mining machines, and initiating our Bitcoin mining operations. We also opportunistically capitalized on lower hardware pricing to order an additional 665 machines in the second half of 2022, bringing the total number of assets on hand to approximately 5,660 Bitcoin mining machines at year-end 2022. The Company subsequently purchased additional XP mining machines in early January 2023. When all 5,850 machines are fully operational, the Company anticipates total mining capacity of approximately 600 PH/s. We believe the decision to transform the Company into a Bitcoin mining company was the right one and that the results we demonstrated in the fourth quarter will accelerate as we continue to acquire, locate, electrify, and commence mining of Bitcoin on additional machines.”

Richard Russell, Chief Financial Officer of LM Funding commented, “In addition to our revenue growth, our balance sheet remains solid. As of December 31, 2022, we had $4.2 million in cash, approximately 55 Bitcoins valued at $0.8 million, working capital of $8.3 million, and LMFA stockholders’ equity of $49.2 million, or $3.76 per share. As a result, we believe we are well capitalized to execute on our growth strategy, which we believe will drive significant value for our shareholders in the years to come.”

Financial Highlights

•
Total revenue for the twelve months ended December 31, 2022, was approximately $1.7 million, an increase of $0.8 million, or 93% from $0.9 million for the full-year 2021. The increase was primarily due to an increase in Bitcoin mining revenue of $0.9 million that was predominately generated in the fourth quarter of 2022 in connection with the commencement of our Bitcoin mining operations in late 2022.
•
Cash of approximately $4.2 million, digital assets of $0.9 million, and working capital of $8.3 million as of December 31, 2022.
•
Total LMFA stockholders’ equity of $49.2 million and net equity per share of $3.76 as of December 31, 2022. (Calculated as LMFA stockholders’ equity divided by 13,091,883 shares outstanding as of December 31, 2022)

About LM Funding America

LM Funding America, Inc., (Nasdaq: LMFA) together with its subsidiaries, is a cryptocurrency mining business that commenced Bitcoin mining operations in September 2022. The Company also operates a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado, and Illinois, by funding a certain portion of the Associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the COVID-19 pandemic, the risks of entering into and operating in the cryptocurrency mining business, uncertainty in the cryptocurrency mining business in general, problems with hosting vendors in the mining business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, the ability to finance our planned cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, the potential need for additional capital in the future, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: LMFA@crescendo-ir.com

(tables follow)

LM Funding America, Inc. and Subsidiaries Consolidated Balance Sheets (unaudited)

	December 31,	December 31,
	2022	2021
Assets
Cash	$4,238,006	$32,559,185
Digital Assets	888,026	-
Finance receivables	26,802	28,193
Marketable securities	4,290	2,132,051
Short-term investments - convertible debt securities	-	539,351
Short-term investments - debt securities	-	2,027,178
Notes receivable from Seastar Medical Holding Corporation	3,807,749	-
Prepaid expenses and other assets	1,233,322	1,224,674
Income tax receivable	293,466	-
Current assets	10,491,661	38,510,632

Fixed assets, net	27,192,317	17,914
Deposits on mining equipment	525,219	15,986,700
Hosting services deposit	2,200,452	788,400
Real estate assets owned	80,057	80,057
Long-term investments - debt security	2,402,542	-
Less: Allowance for losses on debt security	(1,052,542)	-
Long-term investments - debt security, net	1,350,000	-
Long-term investments - equity securities	464,778	1,973,413
Investment in Seastar Medical Holding Corporation	10,608,750	-
Investment in unconsolidated affiliate	-	4,676,130
Operating lease - right of use assets	265,658	59,969
Other assets	10,726	10,726
Long-term assets	42,697,957	23,593,309
Total assets	$53,189,618	$62,103,941

Liabilities and stockholders' equity
Accounts payable and accrued expenses	1,570,906	463,646
Note payable - short-term	475,775	114,688
Due to related parties	75,488	121,220
Current portion of lease liability	90,823	68,002
Income tax payable	-	326,178
Total current liabilities	2,212,992	1,093,734

Lease liability - long-term	179,397	-
Long-term liabilities	179,397	-
Total liabilities	2,392,389	1,093,734

Stockholders' equity
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	-	-
Common stock, par value $.001; 350,000,000 shares authorized; 13,091,883 and 13,017,943 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	13,092	13,018
Additional paid-in capital	92,195,341	74,525,106
Accumulated deficit	(43,017,207)	(13,777,006)
Total LM Funding America stockholders' equity	49,191,226	60,761,118
Non-controlling interest	1,606,003	249,089
Total stockholders' equity	50,797,229	61,010,207
Total liabilities and stockholders’ equity	$53,189,618	$62,103,941

LM Funding America, Inc. and Subsidiaries Consolidated Statements of Operations (unaudited)

	Years ended December 31,
	2022	2021
Revenues
Interest on delinquent association fees	$359,012	$471,923
Administrative and late fees	70,686	69,369
Recoveries in excess of cost - special product	100,470	95,904
Underwriting fees and other revenues	96,605	120,176
Rental revenue	161,618	141,569
Digital mining revenues	945,560	-
Total revenues	1,733,951	898,941
Operating costs and expenses
Digital mining cost of revenues (exclusive of depreciation and amortization shown below)	1,033,226	-
Staff costs & payroll	19,422,723	6,257,375
Professional fees	3,158,446	2,271,808
Settlement costs with associations	160	2,000
Selling, general and administrative	635,268	417,963
Provision for credit losses	(10,177)	(10,000)
Recovery of cost from related party receivable	-	(200,000)
Real estate management and disposal	110,465	132,283
Depreciation and amortization	478,020	11,087
Collection costs	(12,213)	4,459
Impairment loss on mined digital assets	79,794	-
Other operating costs	1,514,224	444,345
Total operating costs and expenses	26,409,936	9,331,320
Loss from operations	(24,675,985)	(8,432,379)
Realized gain (loss) on securities	(349,920)	13,817,863
Realized gain on convertible debt securities	287,778	-
Unrealized loss on convertible debt security	-	(407,992)
Unrealized loss on marketable securities	(56,830)	(1,387,590)
Impairment loss on purchased digital assets	(467,406)	(23,720)
Impairment loss on prepaid mining machine deposits	(3,150,000)	-
Impairment loss on prepaid hosting deposits	(1,790,712)	-
Credit loss on debt securities	(1,052,542)	-
Unrealized gain on investment and equity securities	4,423,985	886,543
Realized gain on sale of digital assets	20,254	502,657
Loss on disposal of assets	(38,054)	-
Digital assets other income	5,658	3,775
Dividend income	3,875	2,113
Interest income	399,094	211,427
Interest expense	(4,416)	(653)
Gain on forgiveness of note payable	-	157,250
Income (loss) before income taxes	$(26,445,221)	$5,329,294
Income tax expense	(1,438,066)	(326,178)
Net income (loss)	$(27,883,287)	$5,003,116
Less: Net income attributable to non-controlling interest	(1,356,914)	(243,898)
Net income (loss) attributable to LM Funding America Inc.	$(29,240,201)	$4,759,218

Basic income (loss) per common share	$(2.23)	$0.70

Diluted income (loss) per common share	$(2.23)	$0.60
Weighted average number of common shares outstanding
Basic	13,084,185	6,828,704
Diluted	13,084,185	7,927,255

LM Funding America, Inc. and Subsidiaries Consolidated Statements of Cash Flows (unaudited)

(unaudited)

	Years ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(27,883,287)	$5,003,116
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities
Depreciation and amortization	478,020	1,383
Noncash lease expense	95,098	100,698
Stock compensation	1,098,331	219,667
Stock option expense	16,571,978	2,323,118
Stock compensation - employees	-	292,500
Accrued investment income	(392,412)	(74,520)
Accrued recovery of legal fees	(55,364)	-
Debt forgiveness	-	(157,250)
Gain on deconsolidation of affiliate	-	(43,623)
Impairment loss on digital assets	547,200	23,720
Impairment loss on mining machine deposits	3,150,000	-
Impairment loss on hosting deposits	1,790,712	-
Loss on disposal of fixed assets	38,054	-
Unrealized loss on convertible debt security	-	407,992
Unrealized loss on marketable securities	56,830	1,387,590
Unrealized gain on investment and equity securities	(4,423,985)	(886,543)
Allowance for loss on debt security	1,052,542	-
Realized loss (gain) on securities	349,920	(13,817,863)
Realized gain on sale of digital assets	(20,254)	(502,657)
Realized gain on convertible note securities	(287,778)	-
Proceeds from securities	2,565,893	30,400,433
Investment in convertible note receivable converted into marketable security	-	(16,582,571)
Investment in convertible note receivable	-	(5,000,000)
Convertible debt and interest converted into marketable securities	844,882	4,231,758
Investments in marketable security	(844,882)	(3,651,400)
Change in operating assets and liabilities:
Prepaid expenses and other assets	651,471	(845,853)
Advances (repayments) to related party	(45,732)	89,235
Accounts payable and accrued expenses	393,261	349,644
Deposits for hosting fees	(3,202,764)	(788,400)
Mining of digital assets	(945,560)	-
Lease liability payments	(98,569)	(103,646)
Deferred taxes and taxes payable	(326,178)	326,178
Income taxes receivable	(293,466)	-
Net cash (used in) provided by operating activities	(9,136,039)	2,702,706
CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	13,993	102,024
Net collections of finance receivables - special product	(12,602)	38,557
Capital expenditures	(15,382)	(14,411)
Investment in note receivable	-	(2,000,000)
Investment in note receivable - Seastar Medical Holding Corporation	(3,753,090)	-
Investment in digital assets	(988,343)	(1,419,958)
Proceeds from sale of digital assets	518,931	1,898,895
Loan to purchase securities	-	1,784,250
Repayment of loan to purchase securities	-	(1,784,250)
Deposits for mining equipment	(14,649,614)	(15,986,700)
Investment in unconsolidated affiliate	-	(5,738,000)
Payments for real estate assets owned	-	(60,006)
Net cash used in investing activities	(18,886,107)	(23,179,599)
CASH FLOWS FROM FINANCING ACTIVITIES:
Loan principal and insurance financing repayments	(299,033)	(220,363)
Exercise of warrants	-	10,247,124
Proceeds from stock subscription	-	31,456,374
Net cash provided by (used in) financing activities	(299,033)	41,483,135
NET INCREASE (DECREASE) IN CASH	(28,321,179)	21,006,242
CASH - BEGINNING OF YEAR	32,559,185	11,552,943
CASH - END OF YEAR	$4,238,006	$32,559,185

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Insurance financing	$660,120	$210,260
ROU assets and operating lease obligation recognized	300,787	-
Reclassification of mining equipment deposit to fixed assets, net	26,961,095	-
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for interest	$-	$1,892
Cash paid for taxes	2,057,710	-